AMENDMENT NO. 2

TO

PERFROMANCE FOOD GROUP COMPANY

DEFERRED COMPENSATION PLAN

This Amendment No. 2 to Performance Food Group Company Deferred Compensation Plan (“Amendment”) is executed effective as of November 8, 2024.

WHEREAS, Performance Food Group Company (the “Company”) sponsors and maintains the Performance Food Group Company Deferred Compensation Plan (the “Plan”) as a strategy to encourage and reward the continued service of Directors and certain key Employees, as designated by the Company, who are essential to the continued viability of the Company; and

WHEREAS, the Company now desires to amend the Plan to allow Directors to defer up to one hundred percent of their annual cash retainer; and

WHEREAS, pursuant to Section 10.1 of the Plan, the Compensation Committee has the right at any time to amend the Plan.

NOW, THEREFORE, the Plan is hereby amended in the following respects, effective as of the date set forth above.

1.
Base Compensation Deferrals. The first sentence of Section 3.1 of the Plan is hereby amended in its entirety to read as follows:

“For any Plan Year, a Participant, may elect, pursuant to Section 2.3, to defer an integral percentage of Base Compensation from one percent (1%) to (a) fifty percent (50%) for non-Director Participants, or (b) one hundred percent (100%) for Director Participants, otherwise payable to him or her.”

2.
Defined Terms. Unless otherwise defined herein, the capitalized terms used herein shall have the meanings given to such terms in the Plan.
3.
No Further Amendment. Except as expressly amended hereby, the Plan shall continue in full force and effect in accordance with its terms.

Executed on the 29th day of October, 2024, to be effective as of the first date set forth herein.

PERFORMANCE FOOD GROUP COMPANY

By:/s/ A. Brent King

Title: Executive Vice President, General Counsel

and Secretary